United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 21, 2022

Date of Report (Date of earliest event reported)du

Goldenstone Acquisition Limited

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-41328	85-3373323
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4360 E. New York St. Aurora, IL	60504
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 352-7788

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Redeemable Warrant and one Right	GDSTU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	GDST	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one-half of one share of Common Stock at an exercise price of $11.50 per whole share	GDSTW	The Nasdaq Stock Market LLC
One Right to receive 1/10th of one share of Common Stock	GDSTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The Merger Agreement

On June 21, 2022, Goldenstone Acquisition Limited (the “Registrant” or the “Parent") entered into a Merger Agreement (the “Agreement”) by and among Roxe Holding Inc, a Delaware corporation (the “Company”), the Registrant, Goldenstone Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and wholly-owned subsidiary of the Registrant, and Amazon Capital Inc., solely in its capacity as representative, agent and attorney-in-fact of the Company Securityholders (the “Securityholder Representative”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”) with the Company as the surviving corporation of the Merger and becoming a wholly-owned subsidiary of Parent. In connection with the Merger, the Parent will change its name to “Roxe Holding Group Inc.” The Board of Directors of the Registrant (the “Board”) has unanimously (i) approved and declared advisable the Agreement, the Merger and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Agreement and related matters by the stockholders of the Registrant.

Treatment of Company Securities

Common Stock. At the effective time of the Merger (the “Effective Time”), each share of the Class A common stock, par value $0.00002 per share of the Company, and Class B common stock, par value $0.00002 per share of the Company (the Class A common stock and Class B common stock are collectively referred to as the “Company Common Stock”), other than (i) shares of Company Common Stock held by the Registrant, Merger Sub or the Company, which will be cancelled, and (ii) any shares the holders of which exercise dissenters’ rights of appraisal, will be converted into the right to receive shares of the common stock of Parent, par value $0.0001 per share (the “Parent Common Stock”). The total number of shares of Parent Common Stock to be issued will be based on the valuation of the Company and will be calculated by dividing such valuation by $10.00. The valuation of the Company at the closing of the Merger will be $3.6 Billion, or such other amount as may be determined by a valuation firm in accordance with the terms of the Agreement. Parent has engaged a valuation firm to provide such a valuation.

Options. Each vested and unvested stock option of the Company as of immediately prior to the effective time of the Merger (the “Effective Time”) will be converted into an option to purchase shares of Parent Common Stock with the number of shares that may be purchased thereunder and the exercise price proportionately adjusted to take account the Merger.

Earnout. Following the closing of the Merger certain recipients as shall be determined solely by the majority stockholder of the Company will be entitled to receive up to an additional aggregate number of shares of Parent Common Stock (the “Earn-Out Shares”) equal to 40% of the number of shares of Parent Common Stock issued in the Merger if, within a four- year period following the closing of the Merger, the closing share price of the Parent Common Stock equals or exceeds any of four thresholds over any 20 trading days within a 30-day trading period (each, a “Milestone Event”).

Representations and Warranties

The Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, (i) entity organization, good standing and qualification, (ii) capital structure, (iii) authorization to enter into the Agreement, (iv) compliance with laws and permits, (v) taxes, (vi) financial statements and internal controls, (vii) real and personal property, (viii) material contracts, (ix) environmental matters, (x) absence of changes, (xi) employee matters, (xii) litigation, and (xiii) brokers and finders.

Covenants

The Agreement includes customary covenants of the parties with respect to operation of their respective businesses prior to consummation of the Merger and efforts to satisfy conditions to consummation of the Merger. The Agreement also contains additional covenants of the parties, including, among others, covenants providing for the Registrant and the Company to use reasonable best efforts to cooperate in the preparation of the Registration Statement and Proxy Statement (as each such term is defined in the Agreement) required to be filed in connection with the Merger and to obtain all requisite approvals of their respective stockholders including, in the case of the Registrant, approvals of the restated certificate of incorporation, the post-closing board of directors and the share issuance under Nasdaq rules. Goldenstone has also agreed to include in the Proxy Statement the recommendation of its board that stockholders approve all of the proposals to be presented at the special meeting.

Equity Incentive Plan

The Registrant has agreed to adopt a new equity incentive plan (the “Incentive Plan”) immediately after the closing of the Merger and in a form mutually acceptable to the Registrant and the Company. The Incentive Plan will provide for an initial aggregate share reserve equal to 10.% of the number of shares of Parent Common Stock to be issued and outstanding immediately after the Closing.

Exclusivity

Each of the Registrant and the Company has agreed that from the date of the Agreement to the earlier of the closing of the Merger and the termination of the Agreement , neither the Company, on the one hand, nor Parent, will: (i) encourage, solicit, initiate, engage or participate in negotiations with any party concerning any alternative transaction, (ii) take any other action intended or designed to facilitate the efforts of any person relating to a possible alternative transaction or (iii) approve, recommend or enter into any alternative transaction or any contract or agreement related to any alternative transaction. The exclusivity provisions terminate immediately upon the day that is 45 days following the date that is twelve months after the date of the Agreement or, in the event that the Agreement has been extended, 45 days following the date to which it has been extended.

Conditions to Closing

The consummation of the Merger is conditioned upon customary closing conditions including, among other things, (i) no authority having enacted, issued, promulgated, enforced or entered any law or order which is then in effect prohibiting the Merger; (ii) all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended with respect to the Merger will have expired or been terminated, (iii) the receipt of all required consents for the Merger; (iv) no legal action has been commenced or asserted in writing (and not orally) by any authority to enjoin or otherwise materially restrict the consummation of the Merger; (v) after giving effect to any redemption of shares of Parent Common Stock in connection with the stockholder vote on the Merger, Parent will have net tangible assets of at least $5,000,001 upon consummation of the Merger; (vi) receipt of all required approvals of the stockholders of Parent and the Company; (vii) the shares of Parent Common Stock to be issued in the Merger will been approved for listing on Nasdaq; (viii) the Form S-4 will have been declared effective and no stop order suspending the effectiveness of the Form S-4 will have been issued by the SEC that remains in effect and no proceeding seeking such a stop order will have been initiated by the SEC and not withdrawn; (ix) each party will have performed or complied with the provisions of the Agreement applicable to it, subject to agreed-upon standards; (x) each party’s representations and warranties included in the Agreement are true and correct, subject to agreed-upon standards; (xi) the absence of any material adverse effect with respect to a party to the Agreement; (xii) the receipt of customary closing certificates; (xiii) the execution by the relevant party or parties of all ancillary documents; (xiv) no more than five percent (5%) of the issued and outstanding shares of Company Common Stock will have exercised dissenters’ rights of appraisal; and (xv) the receipt by the Company of the resignations of the Registrant’s directors and officers.

Termination

The Merger Agreement may be terminated at any time prior to the Effective Time as follows: (i) by either party, in the event that (a) the Closing of the transactions has not occurred by the 12-month anniversary of the date of the Agreement (the “Outside Closing Date”) (provided that, if the SEC has not declared the Proxy Statement/Form S-4 effective on or prior to the 12-month anniversary of the date of the Agreement), the Outside Closing Date will be automatically extended by one (1) month; and (b) the material breach or violation of any representation, warranty, covenant or obligation under this Agreement by the party seeking to terminate was not the cause of the delay; (ii) if any authority will have issued an order or enacted a law, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order or law is final and non-appealable; provided that, the actions of the party seeking to terminate was not a substantial cause of, or substantially resulted in, such action by such authority; (iii) by either party if the other has breached any representation, warranty, agreement or covenant contained in the Agreement such that the conditions to the Merger cannot be satisfied; (iv) by the Registrant, if the Company has not obtained the required approval of the Company’s stockholders within five (5) days of the effective date of the Form S-4; (v) by the Registrant, if the SEC determines that the Registrant is precluded from closing the transactions contemplated pursuant to the Agreement under the terms of the Prospectus and such determination cannot be cured within forty-five (45) days by the Registrant and/or the Company using best commercial efforts; or (vi) by the Registrant, if the Company fails to cooperate with it to address and resolve any SEC comments to the Registrant’s filings with the SEC that relate exclusively to the Company or matters for which the Company is exclusively responsible within sixty (60) days of the receipt of such comment.

Breakup Fee

In the event a party validly terminates the Agreement, a breakup fee of $1.0 million will be due to the terminating party provided that no fee will be due if there is no agreement among the parties to extend the initial period of the Agreement beyond 12 months, the Company fails to make the required deposit into the trust account established in connection with the Registrant’s initial public offering or if the Agreement is terminated due to the Company’s failure to cooperate with responses to SEC comments.

Indemnification

Pursuant to the Agreement, the securityholders of the Company have agreed to indemnify the Registrant against losses incurred after the Closing as a result of the breach or inaccuracy of any of the representations or warranties of the Company or certificates delivered in connection with the Closing or due to the breach of any covenant of the Company contained in the Agreement. Except for claims for intentional fraud, willful misconduct or any breach of certain specified representations and warranties, no claim can be made unless the aggregate amount of losses arising from the claim exceeds $250,000 unless and until losses exceed $1.0 million in the aggregate. Any indemnification claim will be paid solely from an escrow of shares of Parent Common Stock in the amount of 5% of the aggregate merger consideration to be established in connection with the Closing.

Certain Related Agreements

Parent Support Agreement

Concurrent with the execution of the Agreement, each of Goldenstone Holding, LLC (the “Sponsor”) entered into a Parent Stockholder Support Agreement with the Company in which the holder agreed to (i) not transfer any shares or redeem any shares of Parent Common Stock held by it and (ii) to vote in favor of the adoption of the Agreement and the other proposals to be presented at the special meeting of stockholders at which the Agreement and related proposals are considered (the “Special Meeting”).

Company Support Agreement

Concurrent with the execution of the Agreement, certain stockholders of the Company entered into a Company Stockholder Support Agreement with the Registrant in which the stockholders agreed to vote their shares of Company Common Stock in favor of the approval of the Agreement and the transactions contemplated thereby.

Warrant Revenue Sharing Side Letter

Concurrent with the execution of the Agreement, the Sponsor and the Registrant entered into the Warrant Revenue Sharing Side Letter pursuant to which the Registrant agreed that in the event of any exercise of warrants that are outstanding as of the date of the Agreement to purchase Parent Common Stock at a price above $16.50, the Registrant will pay 50% of the gross proceeds from the warrant exercise to the Sponsor with the remaining 50% to be paid to persons and/or entities as determined by the majority stockholder of the Company.

Sponsor Lock-up Agreement

The Company and the Sponsor will enter into a sponsor lock-up agreement (the “Sponsor Lock-Up Agreement”), pursuant to which the Sponsor will not (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Parent Common Stock held by them (such shares, together with any securities convertible into or exchangeable for or representing the rights to receive shares of Common Stock if any, acquired during the Sponsor Lock-Up Period (as defined below) (the “Sponsor Lock-Up Shares”); (ii) enter into a transaction that would have the same effect, or (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Sponsor Lock-up Shares; or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any short sales, until the date that is six (6) months after the closing of the Merger (the period from the date of the Sponsor Lock-Up Agreement until such date, the “Sponsor Lock-Up Period”).

Company Lock-up Agreement

The Company and certain Company stockholders will enter into a lock-up agreement (the “Company Lock-Up Agreement”), pursuant to which those certain Company stockholders parties thereto will agree, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Parent Common Stock held by them (such shares, together with any securities convertible into or exchangeable for or representing the rights to receive shares of Parent Common Stock if any, acquired during the Company Lock-Up Period (as defined below), the “Company Lock-Up Shares”), (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Company Lock-Up Shares or otherwise, or engage in any short sales or other arrangement with respect to the Company Lock-Up Shares or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the date that is six (6) months after the closing of the Merger (the period from the date of the Company Lock-Up Agreement until such date, the “Company Lock-Up Period”).

Registration Rights Agreement

At Closing, the Company, the Sponsor and certain stockholders of the Registrant and the Company will enter into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which the Sponsor and certain other holders of Parent Common Stock post-Closing will be provided certain rights relating to the registration of certain Parent securities.

The foregoing descriptions of agreements and the transactions and documents contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Agreement, Parent Stockholder Support Agreement, Company Stockholder Support Agreement, Warrant Revenue Sharing Side Letter and Form of Amended and Restated Registration Rights Agreements, copies of which are filed with this Current Report on Form 8-K as Exhibit 2.1, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, the terms of which are incorporated by reference herein.

The Agreement and other agreements described below have been included to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about the Registrant or the Company or the other parties thereto. In particular, the assertions embodied in the representations and warranties in the Agreement were made as of a specified date, are modified or qualified by information in one or more confidential disclosure letters prepared in connection with the execution and delivery of the Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Agreement are not necessarily characterizations of the actual state of facts about the Registrant, the Company or the other parties thereto at the time they were made or otherwise and should only be read in conjunction with the other information that the Registrant makes publicly available in reports, statements and other documents filed with the SEC. The Registrant’s and the Company’s investors and securityholders are not third-party beneficiaries under the Agreement.

Item 7.01 Regulation FD Disclosure.

On June 21, 2022, the Registrant and the Company issued a joint press release announcing the execution of the Agreement. A copy of the press release is furnished hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1, attached hereto will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Important Information for Investors and Stockholders

This document relates to a proposed transaction between the Registrant and the Company. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor will there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Registrant intends to file a registration statement on Form S-4 with the SEC, which will include a document that serves as a prospectus and proxy statement of the Registrant, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all of the Registrant’s stockholders. The Registrant also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of the Registrant are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by the Registrant through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

The Registrant and the Company and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Registrant’s stockholders in connection with the proposed transaction. A list of the names of the directors and executive officers of the Registrant and the Company and information regarding their interests in the Merger will be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor will there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Merger Agreement, dated June 21, 2022 by and among Roxe Holding Inc, Goldenstone Acquisition Limited, Goldenstone Merger Sub, Inc. and Amazon Capital Inc.

10.1	Parent Support Agreement

10.2	Company Support Agreement

10.3	Warrant Revenue Sharing Side Letter

10.4	Form of Amended and Restated Registration Rights Agreement (incorporated by reference to Exhibit E to the Merger Agreement filed as Exhibit 2.1 hereto)

99.1	Press Release dated June 21, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2022

GOLDENSTONE ACQUISITION LIMITED

By:	/s/ Eddie Ni
Name:	Eddie Ni
Title:	Chief Executive Officer